UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 25, 2020

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS,Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934:

Title of Each Class	Symbol	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	ENLC	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments and Departure

On February 25, 2020, GIP III Stetson I, L.P., in its capacity as the sole member of EnLink Midstream Manager, LLC (the “Manager”), the managing member of EnLink Midstream, LLC (“ENLC”), increased the size of the Board of Directors of the Manager (the “Manager Board”) from nine to ten and elected and appointed Deborah G. Adams and James K. Lee as directors to serve on the Manager Board. The new directors’ term will be effective as of March 1, 2020.

Ms. Adams will serve as an independent director. As an independent director, Ms. Adams will be paid an annual retainer fee of $72,500 and receive an annual equity award valued at $115,000. Directors do not receive an attendance fee for each regularly scheduled quarterly board meeting or each additional meeting that they attend.  In addition, directors are reimbursed for out-of-pocket expenses incurred in connection with service on the Manager Board.  Ms. Adams will not sit on any committee of the Manager Board.

Mr. Lee, as an Investment Principal of Global Infrastructure Partners (“GIP”), will not receive any separate compensation for his service as director. Mr. Lee will not sit on any committee of the Manager Board. Mr. Lee will replace Matthew C. Harris, a Partner at GIP and a director on the Manager Board since July 2018, who tendered his resignation from the Manager Board, effective at the time Mr. Lee joins the Manager Board. Mr. Harris’s resignation did not result from a disagreement with the Manager.

Biographical information for each of the new directors is set forth below:

Deborah G. Adams, 59, served on the Executive Leadership Team at Phillips 66 as Senior Vice President of Health, Safety and Environment, Projects and Procurement from 2014 until her retirement in October 2016. Ms. Adams previously served as Division President, Transportation for Phillips 66 and ConocoPhillips from 2008 to 2014. Prior to this time, Ms. Adams held various leadership positions for ConocoPhillips, including Chief Procurement Officer, General Manager, International Refining, and Manager, Global Downstream Information Systems. She has also served on several of ConocoPhillips’ joint venture boards. Ms. Adams currently serves as on the board of directors of Gulfport Energy, MRC Global, Inc. and Austin Industries, an employee-owned construction company. Ms. Adams is a member of the Oklahoma State University Foundation Board of Trustees and is on the University’s Board of Governors. In 2014, Adams was inducted into the Oklahoma State University College of Engineering, Architecture, and Technology Hall of Fame, and in 2015, the National Diversity Council named Ms. Adams to the list of the Top 50 Most Powerful Women in Oil and Gas. She received a B.S. in Chemical Engineering from Oklahoma State University. Ms. Adams was selected to serve as a director due to, among other factors, her extensive experience in the energy sector, including midstream, her leadership skills and her business experience, including her expertise in a wide range of operational areas.

James K. Lee, 38, is an Investment Principal at GIP and a key member of GIP’s North American energy investment business. Mr. Lee has been a member of GIP’s investment team since 2009. Prior to joining GIP, Mr. Lee was an investment banker at Goldman Sachs & Co. Mr. Lee currently serves on the Board of Directors of Competitive Power Ventures, a privately held electric power generation development and asset management company. Mr. Lee holds a Bachelor of Commerce (Honors and University Medal) and a Bachelor of Laws from the University of New South Wales. Mr. Lee was selected to serve as a director due to, among other factors, his energy industry background and his banking and financial experience.

Indemnification Agreement

ENLC has a practice of entering into indemnification agreements (the “Indemnification Agreements”) with each of the Manager’s directors and executive officers (collectively, the “Indemnitees”). In connection with their appointments to the Manager Board, ENLC entered into an Indemnification Agreement with each of the new directors. Under the terms of the Indemnification Agreements, ENLC agreed to indemnify and hold each Indemnitee harmless from and against any and all losses, claims, damages, liabilities, judgments, fines, taxes (including ERISA excise taxes), penalties (whether civil, criminal, or other), interest, assessments, amounts paid or payable in settlements, or other amounts and any and all “expenses” (as defined in the Indemnification Agreements) arising from any and all threatened, pending, or completed claims, demands, actions, suits, proceedings, or alternative dispute mechanisms, whether civil, criminal, administrative, arbitrative, investigative, or otherwise, whether made pursuant to federal, state, or local law, whether formal or informal, and including appeals, in each case, in which the Indemnitee may be involved, or is threatened to be involved, as a party, a witness, or otherwise, including any inquiries, hearings, or investigations that the Indemnitee determines might lead to the institution of any proceeding, related to the fact that Indemnitee is or was a director, manager, or officer of ENLC or the Manager, or is or was serving at the request of the ENLC or the Manager, each as applicable, as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature. ENLC has also agreed to advance the expenses of an Indemnitee relating to the foregoing. To the extent that a change in the laws of the State of Delaware permits greater indemnification under any statute, agreement, organizational document, or governing document than would be afforded under the Indemnification Agreements as of the date of the Indemnification Agreements, the Indemnitee shall enjoy the greater benefits so afforded by such change.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Indemnification Agreement, the form of which was filed as Exhibit 10.1 to ENLC’s Current Report on Form 8-K dated July 17, 2018, filed with the Securities and Exchange Commission on July 23, 2018, and which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 25, 2020, ENLC issued a press release announcing the appointments and resignation described in Item 5.02 of this Current Report on Form 8-K (this “Current Report”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release dated February 25, 2020.

104	—	Cover Page Interactive Data File.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC, its Managing Member

Date: February 26, 2020	By:	/s/ Eric D. Batchelder
Eric D. Batchelder
Executive Vice President and Chief Financial Officer